UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

Inhibikase Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INHIBIKASE THERAPEUTICS, INC.

3350 RIVERWOOD PARKWAY SE, SUITE 1900

ATLANTA, GEORGIA 30339

(678) 392-3419

November 18, 2024

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Inhibikase Therapeutics, Inc. (“Inhibikase,” the “Company,” “we” or “us”) to be held at 4:00 p.m., Eastern Time, on Friday, January 3, 2025.

We are very pleased that the Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. The Special Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting https://web.lumiconnect.com/235841686, password inhibikase2025. You will also be able to vote your shares electronically at the Special Meeting.

We are pleased to use the latest technology to increase access, to improve communication and to obtain cost savings for our stockholders and the Company. Use of a virtual meeting will enable increased stockholder attendance and participation as stockholders can participate from any location.

At the meeting, you will be asked to (i) approve an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares, (ii) approve an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares, (iii) approve the repricing of certain outstanding stock options and (iv) approve an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue. Detailed information with respect to these matters is set forth in the accompanying Proxy Statement, which we encourage you to carefully read in its entirety.

We look forward to greeting personally those stockholders who are able to attend the meeting online. However, whether or not you plan to join us at the meeting, it is important that your shares be represented. Stockholders of record at the close of business on November 11, 2024 are entitled to notice of and to vote at the meeting.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about November 22, 2024, we will mail to our stockholders a Notice of Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2023 Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a printed copy of your proxy materials.

You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. Please review the instructions for each of your voting options described in the Proxy Statement, as well as in the Notice you will receive in the mail.

Thank you for your ongoing support of Inhibikase.

Very truly yours,

/s/ Milton H. Werner

Milton H. Werner, Ph.D.

President and Chief Executive Officer

INHIBIKASE THERAPEUTICS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Inhibikase Therapeutics, Inc. (“Inhibikase” or the “Company”), will be held virtually at 4:00 p.m., Eastern Time, on Friday, January 3, 2025, for the following purposes:

• to approve an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares;

• to approve an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares;

• to approve the repricing of certain outstanding stock options;

• to approve an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue; and

• to consider and act upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.

These matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on November 11, 2024 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The Special Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. Stockholders will have the ability to attend, vote and submit questions before and during the virtual meeting from any location via the Internet at https://web.lumiconnect.com/235841686, password inhibikase2025.

A complete list of stockholders of record will be available in electronic form at the Special Meeting and will be accessible at our headquarters at 3350 Riverwood Parkway SE, Suite 1900, Atlanta, GA 30339 for ten days prior to the Special Meeting. Please contact info@inhibikase.com to make accommodations to view the list. All stockholders are cordially invited to virtually attend the Special Meeting. On or about November 22, 2024, we will mail to our stockholders a Notice of Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2023 Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a printed copy of your proxy materials.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible by Internet, telephone or mail. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, the section entitled “About the Special Meeting” beginning on page 1 of the Proxy Statement or, if you request to receive printed proxy materials, your enclosed proxy card. Please note that shares held beneficially in street name may be voted by you at the Special Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Very truly yours,

/s/ Milton H. Werner

Milton H. Werner, Ph.D.

President and Chief Executive Officer

Atlanta, Georgia

November 18, 2024

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

To Be Held on January 3, 2025

The Proxy Statement, along with our 2023 Annual Report, as amended, is available free of charge at the following website: http://www.astproxyportal.com/ast/27379/special.

Table of Contents

PROXY STATEMENT	1
ABOUT THE SPECIAL MEETING	1
PROPOSAL NO. 1: APPROVAL of an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares	7
PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO OUR 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 27,453,993 SHARES	10
PROPOSAL NO. 3 APPROVAL OF THE REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS	18
PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO ARTICLE XII OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE 66 2/3% AFFIRMATIVE VOTE REQUIREMENT FOR AMENDMENTS TO SECTION 1 OF ARTICLE IV THEREOF, WHICH GOVERNS THE CLASSES AND AMOUNT OF STOCK WE ARE AUTHORIZED TO ISSUE	21
EXECUTIVE COMPENSATION	23
DESCRIPTION OF COMMON STOCK	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	32
HOUSEHOLDING OF PROXY MATERIALS	34
OTHER BUSINESS	35
STOCKHOLDER PROPOSALS AND NOMINATIONS	35
ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION	36

INHIBIKASE THERAPEUTICS, INC.

3350 RIVERWOOD PARKWAY SE, SUITE 1900

ATLANTA, GEORGIA 30339

PROXY STATEMENT

The Company’s board of directors (the “Board of Directors”) has made this Proxy Statement and related materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at a Special Meeting of Stockholders (the “Special Meeting”) of Inhibikase Therapeutics, Inc. to be held online on Friday, January 3, 2025, beginning at 4:00 p.m., Eastern Time, and at any postponements or adjournments of the Special Meeting. As a stockholder, you are invited to attend the Special Meeting and are requested to vote on the items of business described in this proxy statement (this “Proxy Statement”).

ABOUT THE SPECIAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date (as defined below). For more information on the Record Date, see “– Who is entitled to vote at the Special Meeting?”. The mailing of the Notice to our stockholders is scheduled to begin on or about November 22, 2024. All stockholders will have the ability to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) on a website referred to in the Notice or to request to receive a printed set of the proxy materials and the Annual Report. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. Stockholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how you can:

• View our proxy materials for the Special Meeting and our Annual Report on the Internet; and

• Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. Stockholders may also request to receive proxy materials and our Annual Report in printed form by mail or electronically by email on an ongoing basis. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the notice of meeting accompanying this Proxy Statement, consisting of (i) the approval an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (“common stock”) from 100,000,000 shares to 500,000,000 shares, (ii) the approval of an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares, (iii) the approval of the repricing of certain outstanding stock options, (iv) the approval of an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue and (v) such other business that may properly come before the meeting or any postponement or adjournment thereof. Our Board of Directors is not currently aware of any other matters which will come before the meeting.

How do proxies work and how are votes counted?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Special Meeting in the manner you direct. You may vote for or against, or abstain from voting on the proposed amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares, amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares, repricing of certain outstanding stock options , and amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue. If a stockholder of record does not indicate instructions with respect to one or more matters on his, her or its proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors (for more information, see “— How does the Board of Directors’ recommend that I vote?”). If a beneficial owner of shares held in street name does not provide instructions to the bank, broker, or other nominee holding those shares, please see the information below under the caption “— What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?”

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on November 11, 2024, the record date for the meeting (the “Record Date”), are entitled to receive notice of and to participate in the Special Meeting, or any postponements and adjournments of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

On the Record Date, there were 67,192,570 shares of our common stock, par value $0.001 per share (“common stock”) outstanding. Each outstanding share of common stock is entitled to one vote on each of the matters presented at the Special Meeting or postponements and adjournments of the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the Record Date will constitute a quorum, permitting the Special Meeting to conduct its business. As of the Record Date, 67,192,570 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 33,596,286 shares will be required to establish a quorum.

If a stockholder abstains from voting as to any matter or matters, the shares held by such stockholder shall be deemed present at the Special Meeting for purposes of determining a quorum. If a bank, broker, or other nominee returns a "broker non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the bank, broker, or other nominee to vote on a particular matter but has discretionary authority as to at least one matter, then the shares covered by such broker non-vote proxy shall be deemed present at the Special Meeting for purposes of determining a quorum. For more information on discretionary and non-discretionary matters, see “What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?”

What vote is required to approve each matter and how are votes counted?

Proposal No. 1: Approval of an Amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 Shares to 500,000,000 Shares

The affirmative vote of the holders of 66 2/3% of the issued and outstanding shares of our common stock is required for the approval of this proposal. An abstention from voting by a stockholder present in person or represented by proxy at the meeting or a broker non-vote by a broker who elects to non-vote instead of using its discretion to vote has the same legal effect as a vote “against” the matter.

Proposal No. 2: Approval of an Amendment to Our 2020 Equity Incentive Plan to Increase the Number of Authorized Shares of Common Stock Reserved for Issuance by 27,453,993 Shares

The affirmative vote of a majority of the issued and outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required for the approval of this proposal. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter. A broker non-vote for which the broker does not have voting discretion will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote for this matter.

Proposal No. 3: Approval of the Repricing of Certain Outstanding Stock Options

The affirmative vote of a majority of the issued and outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required for the approval of this proposal. An abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter. A broker non-vote for which the broker does not have voting discretion will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote for this matter.

Proposal No. 4: Approval of an Amendment to Article XII of our Amended and Restated Certificate of Incorporation to Eliminate the 66 2/3% Affirmative Vote Requirement for Amendments to Section 1 of Article IV Thereof, which Governs the Classes and Amount of Stock we are Authorized to Issue

The affirmative vote of the holders of 66 2/3% of the issued and outstanding shares of our common stock is required for the approval of this proposal. An abstention from voting by a stockholder present in person or represented by proxy at the meeting or a broker non-vote has the same legal effect as a vote “against” the matter.

How can you attend the Special Meeting?

We will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at https://web.lumiconnect.com/235841686, password inhibikase2025. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:

• Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.lumiconnect.com/235841686, password inhibikase2025.

• Assistance with questions regarding how to attend and participate via the Internet will be provided at www.voteproxy.com on the day of the Special Meeting.

• Webcast will start on January 3, 2025, at 4:00 p.m., Eastern Time.

• You will need your 11-digit control number to enter the Special Meeting.

• Stockholders may submit questions while attending the Special Meeting via the Internet.

• Webcast replay of the Special Meeting will be available until January 4, 2026.

To attend and participate in the Special Meeting, you will need the 11-digit control number included in the Notice, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 11-digit control number or otherwise vote through the bank or broker. If you lose your 11-digit control number, you may join the Special Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of record holders as of the Record Date.

Why hold a virtual meeting?

We are excited to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe the virtual meeting format enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

How do I ask questions at the virtual Special Meeting?

During the virtual Special Meeting, you may only submit questions in the question box provided at https://web.lumiconnect.com/235841686, password inhibikase2025. We will respond to as many inquiries at the virtual Special Meeting as time allows.

What if during the check-in time or during the virtual Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website log-in page.

How can I vote my shares?

Record Owners and Beneficial Owners Who Have Been Provided With an 11-Digit Control Number

If you are a record holder, meaning your shares are registered in your name and not in the name of a broker, trustee, or other nominee, or a beneficial owner who has been provided by your broker with an 11-digit control number, you may vote:

1. Over the Internet — If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth in the proxy materials. You must specify how you want your shares voted or your vote will not be completed, and you will receive an error message. Your shares will be voted according to your instructions. You can also vote during the meeting by visiting https://web.lumiconnect.com/235841686, password inhibikase2025 and having available the control number included on your proxy card or on the instructions that accompanied your proxy materials.

2. By Telephone — If you are a registered stockholder or a beneficial owner who has been provided with a control number on the voting instruction form that accompanied your proxy materials, you may call toll-free 1-800-PROXIES (1-800-776-9437) in the United Sates or 1-201-299-4446 from foreign countries to vote by telephone. Your shares will be voted according to your instructions.

3. By Mail — Complete and sign the attached proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Unsigned proxy cards will not be voted.

Beneficial Owners

As the beneficial owner, you have the right to direct your broker, trustee, or other nominee on how to vote your shares. In most cases, when your broker provides you with proxy materials, they will also provide you with an 11-digit control number, which will allow you to vote as described above or at the Special Meeting. If your broker has not provided you with an 11-digit control number, please contact your broker for instructions on how to vote your shares.

Stockholders who submit a proxy by Internet or telephone need not return a proxy card or any form forwarded by your broker, bank, trust or nominee. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

What am I voting on at the Special Meeting?

The following proposals are scheduled for a vote at the Special Meeting:

• Proposal No. 1: to approve an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares;

• Proposal No. 2: to approve an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares;

• Proposal No. 3: to approve the repricing of certain outstanding stock options; and

• Proposal No. 4: to approve an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue.

Each of the proposals is described in further detail below.

What happens if additional matters are presented at the Special Meeting?

Other than the items of business described in this Proxy Statement, we are not currently aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Milton H. Werner, our President and Chief Executive Officer, and Garth Lees-Rolfe, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

How does the Board of Directors’ recommend that I vote?

As to the proposals to be voted on at the Annual Meeting, the Board of Directors unanimously recommends that you vote:

• FOR Proposal No. 1, to approve an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares;

• FOR Proposal No. 2, to approve an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares;

• FOR Proposal No. 3, to approve the repricing of certain outstanding stock options; and

• FOR Proposal No. 4, to approve an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue.

What if I am a stockholder of record and do not indicate voting instructions on my proxy?

If you are a stockholder of record and provide specific instructions on your proxy with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on your proxy for one or more of the proposals to be voted on, the shares will be voted as recommended by the Board of Directors: (i) to approve an amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares, (ii) to approve an amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares, (iii) to approve the repricing of certain outstanding stock options, and (iv) to approve an amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue. If any other matters are properly presented for consideration at the meeting, the individuals named as proxy holders, Dr. Milton H. Werner, our President and Chief Executive Officer, and Garth Lees-Rolfe, our Chief Financial Officer, will vote the shares that they represent on those matters as recommended by the Board of Directors. If the Board of Directors does not make a recommendation, then they will vote in accordance with their best judgment.

What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee or vote by mail, telephone or Internet according to instructions provided by your bank, broker, or other nominee. The proposed amendment to our 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares, repricing of certain outstanding stock options, and amendment to Article XII of our Amended and Restated Certificate of Incorporation to eliminate the 66 2/3% affirmative vote requirement for amendments to Section 1 of Article IV thereof, which governs the classes and amount of stock we are authorized to issue, are each a non-discretionary item and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. The proposed amendment to Section 1 of Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

We encourage you to provide instructions to your broker regarding the voting of your shares.

Can I change my vote or revoke my proxy?

Yes. (1) If you are a stockholder of record, you may revoke your proxy by (i) following the instructions on the Notice and entering a new vote by telephone or over the Internet up until 11:59 P.M. Eastern Time on January 2, 2025, (ii) attending the Special Meeting and voting in person virtually (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (iii) entering a new vote by mail. Any written notice of revocation or subsequent proxy card must be received by the Company prior to the holding of the vote at the Special Meeting at 4:00 p.m., Eastern Time, on January 3, 2025. (2) If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

The last proxy or vote that we receive from you will be the vote that is counted.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the proposals to be voted on at the Special Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

Who will bear the cost of soliciting votes for the Special Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

What is “householding” and where can I get additional copies of proxy materials?

For information about householding and how to request additional copies of proxy materials, please see the section captioned “Householding of Proxy Materials.”

Whom may I contact if I have other questions about the Special Meeting or voting?

You may contact the Company at 3350 Riverwood Parkway SE, Suite 1900, Atlanta, Georgia 30339 11790, Attention: Milton H. Werner, Ph.D., or by telephone at (617) 936-0184.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. Final voting results will be disclosed on a Form 8-K filed with the SEC within four business days after the Special Meeting, which will also be available on our website.

We encourage you to vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 500,000,000

The Board of Directors has adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation (a copy of which is set forth in the certificate of amendment annexed to this Proxy Statement as Appendix A) to increase the number of shares of our authorized common stock from the 100,000,000 that are currently authorized pursuant to the Amended and Restated Certificate of Incorporation to 500,000,000 shares of common stock, declaring such amendment advisable, and is recommending that our stockholders approve, such proposed amendment (the “Authorized Increase Proposal”). To the extent that Proposal No. 1 and Proposal No. 4, as described below, are both approved, the amendments to the Amended and Restated Certificate of Incorporation as set forth in Appendix D will be filed. Holders of the common stock are being asked to approve Authorized Increase Proposal. If the Authorized Increase Proposal is approved by our stockholders, the increase in the authorized number of shares of common stock will be effected by filing a certificate of amendment with the Secretary of State of the State of Delaware.

On October 9, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) in connection with a private placement (the “Private Placement”) with certain institutional and other accredited investors (the “Purchasers”). The Purchasers and we also entered into a registration rights agreement (the “Registration Rights Agreement”) and support agreements (each, a “Support Agreement”) in connection with the Private Placement. The Private Placement closed on October 21, 2024 and we received gross proceeds, before deducting placement agent fees and other offering expenses payable by us, of approximately $110 million.

Pursuant to the Purchase Agreement, we agreed to sell in the Private Placement (i) 58,310,000 shares of our common stock, or, in lieu thereof, pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 21,985,000 shares of common stock, (ii) Series A-1 Warrants (“Series A-1 Warrants”) to purchase up to 40,139,474 shares of common stock or, in lieu thereof, pre-funded warrants (“A-1 Pre-Funded Warrants”) to purchase the same number of shares of common stock and (iii) Series B-1 Warrants (“Series B-1 Warrants”, and together with the Series A-1 Warrants, the “Series Warrants”) to purchase up to 73,813,529 shares of common stock, or, in lieu thereof, pre-funded warrants (“B-1 Pre-Funded Warrants”, and, with the Series A-1 Warrants, the A-1 Pre-Funded Warrants, the Series B-1 Warrants, the “Applicable Warrants”) to purchase the same number of shares of common stock. As a result, we will have very few authorized, but unissued shares of common stock.

The Board of Directors proposes and recommends increasing the number of authorized shares of common stock from the 100,000,000 shares that are currently authorized for issuance pursuant to the Amended and Restated Certificate of Incorporation to a total of 500,000,000 shares of common stock for us to (x) have a sufficient number of authorized shares of common stock to cover the shares of common stock (or issuable upon exercise of A-1 Pre-Funded Warrants or B-1 Pre-Funded Warrants in lieu thereof) issuable upon the exercise of the Series Warrants and (y) to restore through the granting of stock options the fully diluted employee ownership positions for current directors, management and employees. See “Proposal No. 2” for more details.

Pursuant to the Purchase Agreement, we agreed to use our reasonable best efforts to hold a stockholder meeting no later than January 19, 2025, which is 90 days after the closing date of the offering of securities in the Private Placement (the “Offering” and such date, the “Stockholder Approval Deadline”) to obtain stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to a number of shares of common stock sufficient to allow for the full exercise of the Applicable Warrants (the “Stockholder Approval”), including recommending to our stockholders that they approve the matter. Additionally, once Stockholder Approval is obtained, we have agreed to promptly (and in any event within five business days) file an amendment to our Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware evidencing such Stockholder Approval. The filing of the Charter Amendment is necessary for us to have a sufficient number of authorized shares of common stock to cover the shares of common stock (or issuable upon exercise of A-1 Pre-Funded Warrants or B-1 Pre-Funded Warrants in lieu thereof) issuable upon the exercise of the Series Warrants.

If, despite our reasonable best efforts, the Stockholder Approval is not effected on or prior to the Stockholder Approval Deadline, we are required pursuant to the Purchase Agreement to hold an additional stockholder meeting every three (3) months thereafter until such Stockholder Approval is obtained and the Charter Amendment is filed. Failure to obtain stockholder approval of the Authorized Increase Proposal also will cause us to incur certain liquidated damages of up to 5.0% multiplied by the aggregate exercise price of all of the Series A-1

Warrants and the Series B-1 Warrants if we fail to obtain approval by the Stockholder Approval Deadline and up to an additional 5.0% multiplied by the aggregate exercise price of each of the Series A-1 Warrants and the Series B-1 Warrants, taken separately, for failure to obtain Stockholder Approval by the date of certain anticipated releases of clinical data. Additionally, failure to obtain Stockholder Approval will subject us to the costs of holding one or more additional stockholder meetings until we obtain such approval.

Each Purchaser entered into a Support Agreement with us, pursuant to which each Purchaser agreed to, at every meeting of our stockholders at which the Stockholder Approval is considered and at every adjournment or postponement thereof, (i) vote its Shares in favor of the Authorized Increase Proposal, (ii) vote its Shares in favor of the Plan Amendment Proposal (as described in Proposal No. 2 below), (iii) vote its Shares in favor of the Option Repricing Proposal (as described in Proposal No. 3 below) and (iii) vote its Shares against any proposal or other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of us under the Purchase Agreement, Registration Rights Agreement, Pre-Funded Warrants, Series Warrants and Support Agreements, or which could reasonably be expected to result in any of the conditions to our obligations thereunder not being fulfilled.

As of the close of business on November 11, 2024, of our 100,000,000 authorized shares of common stock, there were 67,192,570 shares of common stock issued and outstanding. In addition to the 67,192,570 shares of common stock issued there were 28,214,540 shares of common stock reserved for issuance pursuant to the exercise of the Series Warrants and outstanding warrants (including pre-funded warrants), and there were 1,380,280 shares of common stock reserved for issuance under our various equity compensation plans, and, if Proposal No. 2 below is passed, there would be 31,417,517 shares of common stock reserved for issuance under our various equity compensation plans. As of November 11, 2024, there were only 3,216,610 shares of common stock unreserved for any specific purpose remaining available for issuance, not giving effect to common stock to be reserved for issuance pursuant to the exercise of the Series Warrants. Accordingly, at present, there are not sufficient available unissued and unreserved authorized shares of our common stock to meet the needs of our business, including those described under the Plan Amendment Proposal below, and to issue shares of common stock underlying the Series Warrants.

The Board of Directors currently believes that the increase in the number of authorized shares of common stock is advisable and in our best interest and the best interest of our stockholders. In addition to complying with our contractual commitments in the Purchase Agreement, the issuance of shares of common stock underlying the Series Warrants and in connection with the Plan Amendment Proposal, the increase in the number of authorized shares of common stock will provide us with flexibility in completing financing and capital raising transactions, which may be necessary for us to execute our future business plans. Without the increase in authorized shares our ability to obtain financing through the sale of common stock or securities convertible into common stock will be very limited and we will be subject to the penalties under the Purchase Agreement discussed above. Other possible business and financial uses for the additional shares of common stock include, without limitation, other transactions and corporate purposes that the Board of Directors may deem are in our best interest. We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. As of the date of this Proxy Statement, and other than upon issuance of currently outstanding securities exercisable into or convertible into the common stock, including the Series Warrants, or as described under Plan Amendment below, we have no arrangements or understandings regarding the additional shares that would be authorized or immediate plans to consummate any such transactions. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.

As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the increase in the number of authorized shares of common stock may, among other things, decrease existing stockholders’ percentage equity ownership, could be dilutive to the voting rights of existing stockholders and, depending on the price at which they are issued could have a negative effect on the market price of the common stock.

Potential Anti-takeover Effects of the Increase

Since the amendment to the Amended and Restated Certificate of Incorporation will provide that the number of authorized shares of common stock will be 500,000,000, the increase in the number of shares of authorized common stock, if effected, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. It could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Interests of Directors and Executive Officers

Except to the extent that Amit Munshi, Roberto Bellini, Arvind Kush, either directly or indirectly, participated in the Offering, and to the extent that David Canner is a partner of, and has an economic interest in Soleus Capital Management, L.P., the investment manager of certain funds that participated in the Offering and Soleus Private Equity GP III, LLC, the general partner of one such fund, our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock or in the case of issuance of common stock under the 2020 Equity Incentive Plan.

The Board of Directors deems Proposal No. 1 “Approval of Amendment of Our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 500,000,000” to be in our and our stockholders' best interests and unanimously recommends a vote “FOR” approval thereof.

PROPOSAL NO. 2

approval of an amendment to OUR 2020 Equity Incentive Plan to increase the number of authorized shares of common stock reserved for issuance by 27,453,993 shares

Introduction

We are asking you to approve an amendment our 2020 Equity Incentive Plan, a copy of which is attached as Appendix B hereto (the “Plan Amendment”), to increase the number of authorized shares of common stock reserved for issuance by an additional 27,453,993 shares to replenish the number of authorized shares of common stock available and to make available sufficient shares under the Equity Restoration Plan, as defined below (the “Plan Amendment Proposal”). This amount constitutes approximately 15% of the fully diluted shares of common stock following the close of the Offering. In this Proxy Statement, we refer to our current 2020 Equity Incentive Plan, as amended to date, as the “Current Plan” or the “2020 Plan,” and we refer to the Current Plan, as modified by the Plan Amendment, as the “Amended Plan.” On October 9, 2024, the Board of Directors approved the Plan Amendment, subject to stockholder approval.

In connection with the Offering, which would result in significant dilution to the shareholdings of our management and employees, and subject to stockholder approval of the Authorized Increase Proposal, the Board of Directors has approved through the grant of stock options the restoration of the fully diluted employee ownership positions for current directors, management and employees as follows: (i) current directors, our Chief Financial Officer and other non-C-suite employees who would be granted stock options under the 2020 Plan to restore their percentage ownership of the Company on a fully diluted basis to what such fully diluted ownership was immediately before the Offering and (ii) our Chief Executive Officer, Dr. Milton Werner, would be granted new options under the 2020 Plan equal to 5.5% of the fully diluted shares of common stock following the close of the Offering (the “Equity Restoration Plan”). The foregoing grant of stock options occurred on October 9, 2024 and the minimum exercise price of the stock options was set at $1.26, which was the closing stock price on the Nasdaq Stock Market on October 9, 2024 and is subject to certain vesting conditions. An initial portion of such options, which are based on the dilution caused by the issuance of common stock and pre-funded warrants in the Offering, vested on October 9, 2024 with an exercise price of $1.26, a second portion of such options, which are based on the dilution caused by the issuance of Series A-1 Warrants in the Offering, will vest following the expiration of the exercise period of the Series A-1 Warrants with an exercise price of $1.45 in an amount proportional to the actual number of Series A-1 Warrants exercised, and a third portion of the options, which are based on the dilution caused by the issuance of Series B-1 Warrants in the Offering, will vest following the expiration of the exercise period of the Series B-1 Warrants with an exercise price of $1.58 in an amount proportional to the actual number of Series B-1 Warrants exercised, provided, that it shall be a condition to vesting that the applicable grantee be providing services to the Company on the vesting date. Each Purchaser in the Offering has agreed to vote its shares of common stock in favor of this proposal pursuant to the Support Agreement described above. The following table sets forth the number of stock options that have been granted in accordance with our Equity Restoration Plan to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; all employees who are not executive officers, as a group and all former executive officers, directors and employees, as a group.

Name and Position or Group	Number of Option Grants Subject to Equity Restoration Plan
Milton H. Werner, Ph.D.	11,582,472
President, Chief Executive Officer and Director
Garth Lees-Rolfe, C.P.A.	1,139,097
Chief Financial Officer
Executive officers as a group	12,721,569
Non-executive directors as a group	1,666,580
Non-executive officers employee group	552,920

All former executive officers, directors and employees, as a group	573,920

As of November 11, 2024 only 3,212,610 shares of common stock remain available for issuance under the Current Plan. If Proposal No. 2 is approved, the Plan Amendment will become effective with respect to increasing the number of authorized shares of common stock reserved for issuance. Without approval by stockholders of the Plan Amendment, we will be unable to effect the Equity Restoration Plan or continue to grant new equity awards once the share pool is depleted, potentially resulting in the loss of employees, officers and directors and difficulties in recruiting new employees, officers and directors. If the Plan Amendment is not approved, we will become increasingly reliant on cash-based compensation, which will deplete our finite cash resources. Accordingly, the Board of Directors recommends the approval of the Plan Amendment as stock options are an effective way to recruit and retain employees while at the same time balancing the interests of our stockholders.

We recognize that issuance of employee, officer or director incentive options may have a dilutive impact on our stockholders. We balance this concern against the competitive market to hire the best employees, officers and directors who will maximize commitment to us. Incentive options are one of the strongest motivators of employee, officer and director performance. In determining the appropriate number of shares to request and add to the pool of shares available for issuance, the Board of Directors worked with management to evaluate a number of factors and carefully considered (i) the Equity Restoration Plan, (ii) the potential dilutive impact that the increase would have on our stockholders, (iii) our historical burn rate and overhang, (iv) the number of shares remaining available under the Current Plan, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for retaining key talent and directors in a competitive marketplace, specifically in light of our negative operating cashflows and historical operating losses, (vi) our strategic growth plans, and (vii) the interests of our stockholders. The Board of Directors monitors our equity award process to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees and directors. In addition, the Current Plan includes, and the Amended Plan will include, provisions designed to be less dilutive to stockholders. As described further below, the Current Plan does not, and the Amended Plan will not, contain an “evergreen” provision, so the number of shares available for issuance under the Current Plan does not automatically increase each year and likewise will not automatically increase under the Amended Plan. The below table summarizes grants under our Current Plan for the last three fiscal years and 2024 through November 11, 2024.

Year	Options Granted*	RSUs Granted	Weighted Average Common Shares Outstanding **
2024 (through November 11)	593,039	—	13,347,513
2023	111,669	—	5,333,096
2022	138,319	—	4,223,099
2021	35,989	—	3,034,866

*The table above does not reflect the options granted on October 9, 2024, which are subject to approval pursuant to this proposal.

**The weighted average common shares outstanding is calculated by averaging the daily outstanding and issued common shares and pre-funded warrants.

Maintaining our current equity compensation program, taking into account the dilutive impact of the Offering, is particularly critical at this time when competition for quality personnel is intense in the highly competitive biotechnology marketplace in which we operate, and our ability to successfully execute, compete and deliver value to stockholders could be significantly negatively impacted if we cannot maintain our current equity award practices in support of retaining and attracting key talent. If we are limited in our ability to grant desired equity awards to our employees and other eligible individuals, we may not be able to compete for or retain key talent, and/or we may have to increase cash-based compensation incentives, which could work against our current philosophy of aligning the interests of our personnel with the interests of our stockholders. This course of action could also be a distraction for our management team and employees because it would disrupt the normal and scheduled operations of our compensation programs and restrict their ability to utilize equity grants to retain and motivate our employees and other key talent.

In recent years, our ability to offer competitive equity compensation packages was integral to hiring and retaining key performers who are instrumental in our operations. For these reasons, we believe it is critically important to undertake the Equity Restoration Plan and approve the Plan Amendment at this time to ensure we have a sufficient number of shares authorized for issuance under the Amended Plan.

History of the Current Plan

On July 21, 2020, the Board of Directors and our stockholders approved the Current Plan. The Current Plan became effective immediately prior to the closing of the Company’s December 2020 initial public offering. The Current Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or restricted stock units to any of its employees, directors, consultants and other service providers or those of its affiliates. The Board of Directors has broad authority to administer the Current Plan and to determine the vesting conditions for awards. The Board of Directors is not authorized to reprice outstanding options or stock appreciation rights without stockholder consent. In addition, any amendments to increase the total number of shares reserved for issuance under the Current Plan or modification of the classes of participants eligible to awards requires ratification by the stockholders. Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Current Plan in connection with awards is limited to 3,097,435 shares. On October 25, 2024, the Board of Directors approved and adopted the Plan Amendment, subject to stockholder approval at the Annual Meeting, to increase the number of authorized shares of common stock reserved for issuance pursuant to the Current Plan by 27,453,993 to replenish the number of authorized shares of common stock available for future grants.

Following the effectiveness of the Current Plan, we ceased making grants under our 2011 Equity Incentive Plan (the “2011 Plan”). However, the 2011 Plan continues to govern the terms and conditions of the outstanding awards granted under the 2011 Plan. Shares of common stock subject to awards granted under the 2011 Plan that cease to be subject to such awards by forfeiture or otherwise after the effective date of the Current Plan will become available for issuance under the Current Plan or, if approved, the Amended Plan.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of November 11, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights if the Plan Amendment were approved and the Equity Restoration Plan effected (b)	Weighted-average exercise price of outstanding options, warrants and rights without Option Repricing Proposal approval (c)	Weighted-average exercise price of outstanding options, warrants and rights with Option Repricing Proposal approval (d)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(e)	Number of securities available for future issuance under equity compensation plans if the Plan Amendment were approved (excluding securities reflected in column (b))(f)

Equity compensation plans approved by security holders
Inhibikase Therapeutics, Inc.2011 Equity Incentive Plan	514,191	514,191	$11.02	$1.26	—	—

Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan	866,089	16,856,653	$6.11	$1.26	3,963,524	12,417,375
Equity compensation plans not approved by security holders	—	—	—	—	—	—
TOTAL	1,380,280	17,370,844	—	—	3,963,524	12,417,375

Remaining Share Reserve

As of November 11, 2024 there are 3,097,435 remaining authorized shares that could be issued under the Current Plan. Increasing the current share pool by 27,453,993 authorized shares of common stock to replenish the number of authorized shares of common stock available for future grants will result in additional potential dilution of our outstanding common stock if issued.

Unless otherwise stated in the applicable award agreement and with respect to options or stock appreciation rights that expire, terminate, are canceled, or forfeited for any reason without being exercised, the shares of our common stock associated with such awards will generally again become available for grant under the Amended Plan.

Awards that are assumed or substituted by us in connection with an acquisition will not reduce the current share pool. In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind or other like change in capital structure (other than ordinary cash dividends) to our stockholders, or other similar corporate event or transaction that affects our common stock, the Board of Directors shall make appropriate adjustments in the number and kind of shares authorized by the Amended Plan and covered under outstanding awards as it determines appropriate and equitable.

Additionally, with respect to awards previously granted under our 2011 Plan that expire, terminate, are canceled or are forfeited for any reason after the effective date of the Current Plan, the shares subject to such awards will be added to the current share pool so that they can be utilized for new grants under the Current Plan. As of November 11, 2024, awards with respect to 514,191 shares of our common stock were outstanding under our 2011 Plan.

The term of the Current Plan will expire on December 22, 2030.

Summary of the Amended Plan

The principal provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the actual Amended Plan, a copy of which is attached as Appendix A hereto.

Administration

The Amended Plan vests broad powers in the Board of Directors to administer and interpret the Amended Plan or to delegate such powers to a committee thereof. Except when limited by the terms of the Amended Plan, the Board of Directors has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the Board of Directors may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

The Board of Directors may amend, alter or discontinue the Amended Plan, and may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the Amended Plan or modifying the classes of participants eligible to receive awards under the Amended Plan will require ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, the Board of Directors is not permitted to reprice outstanding options or stock appreciation rights without shareholder consent.

Eligibility

Any of our employees, directors, consultants and other service providers, or those of our affiliates, will be eligible to participate in the Amended Plan. As of November 11, 2024, the Company employed or engaged approximately ten employees, four non-employee directors and five consultants who would be eligible to participate in the Amended Plan.

Vesting

The Board of Directors determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Board of Directors’ discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our common stock that may be issued under the Amended Plan in connection with awards is 31,417,517 (the “Amended Share Pool”). The number of shares in the Amended Share Pool is equal to the sum of the 866,089 grants issued under the 2020 Plan, the 3,097,435 shares that remain available for future grants under the 2020 Plan and the proposed increase of 27,453,993 shares to replenish the number of authorized shares of common stock available for future grants. However, if any award previously granted under our 2011 Plan expires, terminates, is canceled or is forfeited for any reason after the effective date of the Amended Plan, the shares subject to that award will be added to the Amended Share Pool so that they can be utilized for new grants under the Amended Plan. As of November 11, 2024, awards with respect to 514,191 shares of our common stock were outstanding under our 2011 Plan.

Unless otherwise stated in the applicable award agreement and with respect to options or stock appreciation rights that expire, terminate, are canceled, or forfeited for any reason without being exercised, the shares of our common stock associated with such awards will generally again become available for grant under the Amended Plan. However, shares of our common stock that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will not become available for re-issuance under the Amended Plan.

Any shares of our common stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Amended Share Pool.

The market value of a share of our common stock was $2.87 as of November 11, 2024.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction that affects our common stock, the Board of Directors shall make adjustments to the number and kind of shares authorized by the Amended Plan and covered under outstanding awards as it determines appropriate and equitable.

Types of Awards

The following types of awards may be granted to participants under the Amended Plan: (i) incentive stock options (“ISOs”); (ii) nonqualified stock options (“NQOs” and together with ISOs, “Options”); (iii) stock appreciation rights; (iv) restricted stock; or (v) restricted stock units (“RSUs”).

Stock Options. An Option entitles the holder to purchase from us a stated number of shares of our common stock. An ISO may only be granted to our employees or the employees of our affiliates. The Board of Directors will specify the number of shares of our common stock subject to each Option and the exercise price for such Option, provided that the exercise price may not be less than the fair market value of a share of our common stock on the date the Option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the Option is granted.

Generally, Options may be exercised in whole or in part through a cash payment. The Board of Directors may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired shares based on the fair market value of the shares on the date the Option is exercised, through means of  “net settlement,” which involves the cancellation of a portion of the Option to cover the cost of exercising the balance of the Option or by such other means as it deems acceptable.

All Options shall be or become exercisable in accordance with the terms of the applicable award agreement. The maximum term of an Option shall be determined by the Board of Directors on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in the value of a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. This award is intended to mirror the benefit the participant would have received if the Board of Directors had granted the participant an Option. The maximum term of a stock appreciation right shall be determined by the Board of Directors on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of our common stock, or a combination of both, at the Board of Directors’ discretion.

Unless otherwise provided in an award agreement or determined by the Board of Directors, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised Options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause, (i) all unexercised Options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised Options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the Option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised Options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the Board of Directors at or after grant) or until the expiration of the original Option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Board of Directors, any Options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of our common stock, which are subject to forfeiture restrictions during a restriction period. The Board of Directors will determine the price, if any, to be paid by the participant for each share of our common stock subject to a restricted stock award. The restricted stock may be subject to Vesting Conditions. If the specified Vesting Conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the Vesting Conditions have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. Unless otherwise provided in an award agreement or determined by the Board of Directors, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units. RSUs are granted in reference to a specified number of shares of our common stock and entitle the holder to receive, on the achievement of applicable Vesting Conditions, shares of our common stock. Unless otherwise provided in an award agreement or determined by the Board of Directors, upon termination a participant will forfeit all RSUs that then remain subject to forfeiture.

Change in Control

In the event of a change in control, the Board of Directors may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding Option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that Option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding Option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the Option or stock appreciation right over the exercise price of the Option or stock appreciation right; (vii) impose vesting terms on cash or substitute consideration payable upon cancellation of an award that are substantially similar to those that applied to the cancelled award immediately prior to the change in control, and/or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control; (viii) take such other action as the Board of Directors shall determine to be reasonable under the circumstances; and/or (ix) in the case of any award subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Board of Directors shall only be permitted to use discretion to alter the settlement timing of the award to the extent that such discretion would be permitted under Section 409A of the Code.

Repricing

Neither the Board of Directors nor the Board of Directors may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding Options or stock appreciation rights under the Amended Plan are cancelled and new Options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding Options or stock appreciation rights under the Amended Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or stock appreciation rights under the Amended Plan. Pursuant to Proposal No. 3 hereof, we are seeking shareholder approval of the repricing of certain outstanding stock Options. See “Proposal No. 3” for more details.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Amended Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Amended Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change.

Under the Code, as currently in effect, a grant under the Amended Plan of Options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the Amended Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights. Upon exercise of an NQO, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the Option is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs, and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the Option was exercised.

Restricted Stock. Unless the participant elects to recognize its value as income at the time of the grant, by filing an election under Section 83(b) of the Code, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of our common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Miscellaneous

Generally, awards granted under the Amended Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements, and the Board of Directors may authorize the withholding of shares subject to the award to satisfy required tax withholding. The Amended Plan will expire on December 22, 2030.

The Board of Directors deems Proposal No. 2 “Approval of an Amendment to Our 2020 Equity Incentive Plan to Increase the Authorized Number of Shares of Common Stock Reserved for Issuance by 27,453,993 shares” to be in our and our stockholders' best interests and unanimously recommends a vote “FOR” approval thereof.

PROPOSAL NO. 3

TO APPROVE THE REPRICING OF CERTAIN OUTSTANDING STOCK OPTIONS

Background and Purpose of the Proposal

In order to address employee retention and competitiveness concerns, we are seeking stockholder approval to reprice certain outstanding stock options granted to our current and certain of our former directors, executive officers and members of the Scientific Advisory Board under the 2011 Plan and the 2020 Plan (the “Option Pricing Proposal”). The stock options being considered for the repricing were granted between June 15, 2011 and July 16, 2024 (collectively, the “Eligible Options”). The closing price of our common stock was $1.26 per share, as reported on the Nasdaq Stock Market on October 9, 2024. On such date, our Board of Directors approved for the exercise price of the Eligible Options to be repriced and reduced to $1.26. We refer to the action of reducing the exercise price as the “Repricing.” All other terms and conditions of the Eligible Options, including the applicable vesting schedules, remain in force and unchanged.

The Board of Directors has determined that the Repricing is in our best interest and in the best interest of our stockholders.

We have historically granted stock options and other equity-based awards under the 2011 Plan and the 2020 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe equity compensation most effectively links pay to performance as it encourages employees, directors and executive officers to work toward our success and aligns their interests with those of our stockholders by providing such employees, directors and executive officers with a means to benefit from increased stock value. We face significant competition for experienced and talented personnel with critical and high demand skills in our industry, and stock options are an important part of our incentive compensation. Additionally for certain former directors, officers and employees, the Board of Directors of Directors has determined that it would be desirable to also make such individuals whole in recognition of their past service to us.

As a clinical-stage pharmaceutical company, the market price for our common stock has historically been volatile, reflecting the risks and uncertainties inherent in the development of our product candidates. The Board of Directors determined that adverse changes in the market price of our common stock compared to the market practice of our common stock at the time of the grant of the Eligible Options could materially disrupt our efforts to retain the service of the Eligible Option holders. Therefore, the Board of Directors approved the Repricing, to encourage, not only, increased alignment of the interests of stock option holders who are current directors, officers and employees with those of our stockholders, but also, stock option holders’ stake in our long-term performance and success. When the market price of our common stock is significantly below the applicable exercise price of a stock option, often referred to as “underwater” or “out-of-the-money,” a stock option holder is unlikely to exercise such stock option because there is a lower likelihood of financial gain upon attainment of (and subsequent disposition of) our common stock. The Board of Directors believes such stock option holders may in turn be less incentivized to contribute to our long-term business goals. As such, each Purchaser in the Offering has agreed to vote its shares of common stock in favor of this proposal pursuant to the Support Agreement described above.

As of October 9, 2024, the closing price of our common stock on the Nasdaq Stock Market was $1.26 per share, resulting in 100 % of our total outstanding stock options granted under the 2011 Plan and the 2020 Plan being underwater (i.e., the stock option exercise price exceeded the closing price of our common stock on such date).

As set forth below, a significant proportion of the options held by our current and our former directors, executive officers and members of the Scientific Advisory Board are underwater, thus increasing the seriousness of the retention issues associated with such options:

Exercise Price Range	Number of Shares subject to Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Term (in years)
$1.54-$10.00	818,235	$2.70	6.39
$10.00-$25.00	135,937	$14.08	1.85
$25.00-$60.00	147,673	$40.60	2.75

Specifics of the Repricing

Assuming stockholders approve the Option Pricing Proposal and as soon as administratively following such approval, we will select the date on which the Repricing will occur (the “Repricing Date”) and notify Eligible Option Holders of such date. On the Repricing Date, a reduced exercise price will apply to Eligible Option holders who are employed with us on such date. The reduced exercise price will be $1.26.

Alternatives Considered

We considered several alternatives in arriving at this Proposal No. 3.

·

We could do nothing. We are concerned that if we do not improve the Eligible Option holders’ prospects of receiving long-term value from their stock options, we will undermine their long-term commitment to us. We will also forgo an opportunity to better align their interests with the interests of our stockholders. Also we considered not repricing the options of former directors, officers and employees.

·

We could limit the Repricing to non-executive employees. We believe that excluding executive officers and directors from the Repricing could result in our possibly losing the services of some the most highly-valued contributors to our long-term success.

·

Increase cash compensation. To replace underwater equity incentives, we considered whether we could substantially increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results.

·

Exchange underwater stock options for new stock options. We also considered implementing a program to exchange underwater stock options for restricted stock units. However, the exchange ratios for such an exchange would likely result in fewer replacement awards being granted and we do not believe such a program would provide sufficient incentives for retention under our current circumstances. In addition, any exchange proposal would require compliance with the SEC’s tender offer rules and result in additional costs, complexities and burdens on our resources.

Eligible Option Holders

The following table lists, for each of our executive officers, all of our current directors as a group, all of our current executive officers as a group, all of our current employees (other than our executive officers) as a group, and all of our former directors, executive officers and members of the Scientific Advisory Board as a group for which we are seeking approval of the Option Repricing Proposal, the following information as of November 11, 2024:

·	the number of shares of our common stock subject to Eligible Options under the 2011 and 2020 Plans;

·	the per share weighted average exercise prices of the Eligible Options; and

·	the weighted average remaining term of the Eligible Options.

Name of Individual or Group	Number of Shares Subject to Eligible Options	Weighted Average Exercise Price of Eligible Options	Weighted Average Remaining Term (in years)
Milton H. Werner, Ph.D.	205,091	$9.76	5.39
Garth Lees-Rolfe, C.P.A.	95,834	$2.26	5.80
Directors, as a Group	147,498	$13.76	4.86
Executive Officers, as a Group	300,925	$7.37	4.85
Employees (other than Executive Officers), as a Group	71,772	$2.52	5.70

Former Directors, Executive Officers and Members of the Scientific Advisory Board, as a group	581,650	$9.74	2.60

Accounting Treatment of the Repricing

We have adopted the provisions of Financial Accounting Standards Codification Topic 718, or ASC Topic 718, regarding accounting for share-based payments. Under Topic 718, we will recognize any incremental compensation cost of the Eligible Options subject to the Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible Options immediately following the Repricing over the fair value of the Eligible Options immediately prior to the Repricing.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted pursuant to the Plans are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Tax Effect for Option Holders

None of the Eligible Options are incentive stock options within the meaning of Section 422 of the Internal Revenue Code. No taxable income is reportable in connection with or as a result of the Repricing of the Eligible Options or upon vesting of the repriced Eligible Options. Upon exercise of a repriced Eligible Option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price paid for the shares purchased. Any taxable income recognized in connection with a repriced Eligible Option that is exercised by a current or former employee of ours is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the optionee.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with the exercise of repriced Eligible Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Section 162(m) of the Code. Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

The Board of Directors deems Proposal No. 3 "Repricing of Certain Outstanding Stock Options" to be in our and our stockholders' best interests and unanimously recommends a vote "FOR" approval thereof.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO ARTICLE XII OF OUR CERTIFICATE

OF INCORPORATION TO ELIMINATE THE 66 2/3% AFFIRMATIVE VOTE REQUIREMENT FOR AMENDMENTS TO SECTION 1 OF ARTICLE IV THEREOF

General

Article XII of our Amended and Restated Certificate of Incorporation currently provides that the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 1, Section 2 and Section 3 of Article IV, Section 1 and Section 2 of Article V, Article VI, Section 5 of Article VII, Article VIII, Article XI or Article XII of our Amended and Restated Certificate of Incorporation. Specifically, Section 1 of Article IV of our Amended and Restated Certificate of Incorporation provides for the Company’s authorized capital stock.

Our Board of Directors is seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation that would eliminate the requirement for the affirmative vote of 66 2/3% for the amendment, repeal or modification of the provisions of Section 1 of Article IV of our Amended and Restated Certificate of Incorporation (the “Stockholder Vote Amendment”), which governs the classes and amount of stock we are authorized to issue. As a result of this change, it will be possible to amend, repeal or modify the provisions of Section 1 of Article IV of our Amended and Restated Certificate of Incorporation by a vote of the majority of the outstanding voting securities of the Company.

Section 1 of Article IV of our Amended and Restated Certificate of Incorporation provides as follows:

Section 1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, common stock and preferred stock. The total number of shares of stock that the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares are common stock, $0.001 par value, and ten million (10,000,000) shares are preferred stock, $0.001 par value.

We are seeking approval of the Stockholder Vote Amendment so that any addition, removal or other change to the securities included in our capital structure could be enacted in accordance with the provisions of Section 242 (d)(2) of the Delaware General Corporation Law which requires that the votes cast by stockholders for such an increase or decrease exceed the votes cast by stockholders against the increase or decrease.

The proposed amendment would amend and restate Section 1 of Article XII of the Amended and Restated Certificate of Incorporation as follows:

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 2 and Section 3 of Article IV, Section 1 and Section 2 of Article V, Article VI, Section 5 of Article VII, Article VIII, Article XI or Article XII of this Amended and Restated Certificate of Incorporation.

The form of the proposed certificate of amendment to the Amended and Restated Certificate of Incorporation is attached hereto as Appendix C. To the extent that Proposal No. 1 and Proposal No. 4, as described above, are both approved, the amendments to the Amended and Restated Certificate of Incorporation as set forth in Appendix D will be filed.

Reasons for the Stockholder Vote Amendment

The Board of Directors is committed to ensuring effective corporate governance policies and practices, which ensure that the Company is governed in accordance with high standards of ethics, integrity and accountability and in the best interests of our stockholders. The Board of Directors has considered the advantages and disadvantages of maintaining the 66 2/3% voting provisions in our Amended and Restated Certificate of Incorporation. Upon review, the Board of Directors has determined that removing the 66 2/3% requirement with respect to amending our capital structure is advisable and in the best interests of our stockholders and us. In the past the Board of Directors considered the provision to be an anti-takeover provision, but now views the provision as an unnecessary restriction on the ability to raise capital efficiently.

Potential Effects of the Vote Requirement Amendment

Following the Stockholder Vote Amendment, the requirement for future amendments to Section 1 of Article IV will be a resolution adopted by a majority of the Board of Directors and the vote of stockholders holding the majority of the outstanding voting securities of the Company. Accordingly, the stockholder vote required to amend Section 1 of Article IV of the Amended and Restated Certificate of Incorporation would no longer be 66 2/3% of the outstanding voting securities of the Company.

Potential Effects if the Vote Requirement Amendment is not Approved

If the Stockholder Vote Requirement is not approved, the stockholder vote required to amend Section 1 of Article IV of the Amended and Restated Certificate of Incorporation would remain at 66 2/3% of the outstanding voting securities of the Company. Accordingly, it will remain more difficult for the Company to obtain the stockholder vote required to amend the capital structure to meet future financing and compensation needs of the Company in the future.

Implementation of the Vote Requirement Amendment

Following stockholder approval of this proposal, the Board of Directors will file a certificate of amendment with the Secretary of State of the State of Delaware.

The Board of Directors deems Proposal No. 4 "Approval of an Amendment to Article XII of our Amended and Restated Certificate of Incorporation to Eliminate the 66 2/3% Affirmative Vote Requirement for Amendments to Section 1 of Article IV Thereof" to be in our and our stockholders' best interests and unanimously recommends a vote "FOR" approval thereof.

EXECUTIVE COMPENSATION

Our named executive officers for fiscal 2023, who consist of our principal executive officer and our next most highly compensated executive officer, are:

• Milton H. Werner, Ph.D., our President and Chief Executive Officer; and

• Joseph Frattaroli, C.P.A., our former Chief Financial Officer.1

(1) As previously announced on January 16, 2024, Mr. Frattaroli retired from his position as Chief Financial Officer on March 31, 2024 and Garth Lees-Rolfe, our former Vice President of Finance, was appointed Chief Financial Officer effective April 1, 2024.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2022:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Milton H. Werner, Ph.D.	2023	510,000	—	113,472	170,850	17,107	811,429
President and Chief Executive Officer	2022	500,833	—	85,865	140,250	17,107	744,055
Joseph Frattaroli, C.P.A.	2023	408,333	—	48,631	123,000	—	579,964
Former Chief Financial Officer	2022	395,833	—	42,932	136,000	—	574,765

(1) Dr. Werner’s annual base salary rate was $510,000 for the duration of fiscal 2023. Mr. Frattaroli’s annual base salary rate increased from $400,000 to $410,000 effective March 1, 2023.

(2) The amount reported in this column for each named executive officer represents the aggregate grant date fair value of the option award made to such named executive officer, as calculated in accordance with FASB Accounting Standards Codification Topic 718, or ASC 718. The calculation of the grant date fair value of the option awards disclosed in this column is based on a risk-free interest rate of 4.3%, an expected volatility rate of 98.13%, an expected term of 4.5 years and an expected dividend yield of 0%.

(3) The amount reported in this column for each named executive officer represents the award earned by such named executive officer under our annual performance-based cash incentive program in respect of fiscal 2023 performance. These amounts were paid in 2024.

(4) The amount reported in this column represents $5,023 paid by us for Dr. Werner’s life insurance policy premiums and $12,084 paid by us for Dr. Werner’s automobile expenses.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2023:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Milton H. Werner	11/1/2015 (1)	3,643	—	—	13.86	11/1/2025
	11/1/2016 (2)	3,643	—	—	13.86	11/1/2026
	11/1/2017 (3)	3,643	—	—	13.86	11/1/2027
	11/1/2018 (4)	3,643	—	—	28.76	11/1/2028
	11/1/2019 (5)	3,643	—	—	33.43	11/1/2029
	12/22/2020 (7)	16,667	—	—	60.00	12/22/2027
	3/7/2022 (8)	12,153	8,681	—	6.42	3/7/2029
	3/7/2022 (9)	—	—	41,667	6.42	3/7/2029
	3/1/2023 (10)	—	35,000	—	4.44	3/1/2030
	3/1/2023 (11)	—	—	17,500	4.44	3/1/2030

Joseph Frattaroli	8/25/2020 (6)	3,643	—	—	35.42	8/25/2027
	8/25/2020 (6)	25,000	—	—	35.42	8/25/2027
	12/22/2020 (7)	16,667	—	—	60.00	12/22/2027
	3/7/2022 (8)	6,077	4,304	—	6.42	3/7/2029
	3/7/2022 (9)	—	—	20,834	6.42	3/7/2029
	3/1/2023 (10)	—	15,000	—	4.44	3/1/2030
	3/1/2023 (11)	—	—	7,500	4.44	3/1/2030

(1) All of the shares subject to this option were vested as of November 1, 2016.

(2) All of the shares subject to this option were vested as of November 1, 2017.

(3) All of the shares subject to this option were vested as of November 1, 2018.

(4) All of the shares subject to this option were vested as of November 1, 2019.

(5) All of the shares subject to this option were vested as of November 1, 2020.

(6) The option granted on August 25, 2020 was issued to Flagship Consulting, Inc. (“Flagship”). Flagship is owned and controlled by Mr. Frattaroli. All of the shares subject to this option were vested as of August 25, 2020.

(7) With respect to the options granted to each of Dr. Werner and Mr. Frattaroli on December 22, 2020, one-third of each such option vested and became exercisable on the first anniversary of the closing of our initial public offering (i.e., December 28, 2021), and the remainder vested and became exercisable in 24 equal monthly installments thereafter (commencing with January 1, 2022), subject generally to the relevant named executive officer’s continued service through each vesting date.

(8) With respect to the options granted to each of Dr. Werner and Mr. Frattaroli on March 7, 2022 that are disclosed in these rows, one-third of each such option vested and became exercisable on March 7, 2023, and the remaining portion will vest and become exercisable in 24 equal monthly installments thereafter (commencing with April 1, 2023), subject generally to the relevant named executive officer’s continued service through each vesting date.

(9) With respect to the options granted to each of Dr. Werner and Mr. Frattaroli on March 7, 2022 that are disclosed in these rows, each such option is subject to performance conditions and will vest and become exercisable only if and when the performance conditions have been met. There is no assurance that the performance conditions will be met, and therefore, all or a portion of these options may never vest or become exercisable. As of December 31, 2023, no performance conditions were met.

(10) With respect to the options granted to each of Dr. Werner and Mr. Frattaroli on March 1, 2023 that are disclosed in these rows, one-third of each such option will vest and become exercisable on March 1, 2024, and the remaining portion will vest and become exercisable in 24 equal monthly installments thereafter (commencing with April 1, 2024), subject generally to the relevant named executive officer’s continued service through each vesting date.

(11) With respect to the options granted to each of Dr. Werner and Mr. Frattaroli on March 1, 2023 that are disclosed in these rows, each such option is subject to performance conditions and will vest and become exercisable only if and when the performance conditions have been met. There is no assurance that the performance conditions will be met, and therefore, all or a portion of these options may never vest or become exercisable. As of December 31, 2023, no performance conditions were met.

Employment Arrangements with Our Named Executive Officers

Milton H. Werner, Ph.D. Employment Agreement (“Werner Employment Agreement”)

Dr. Werner received an annual base salary of $510,000 during fiscal 2023, which was increased to $535,500 effective April 1, 2024, and is eligible to receive an annual performance cash bonus with a target amount equal to 50% of his annual base salary, which cash bonus is earned based on the achievement of performance goals established by the compensation committee in the first quarter of the year. The performance goals may include a number of factors such as the successful progression of clinical trials, pre-clinical trials and development, the successful submission of regulatory filings, the discovery and development of additional candidate molecules, the entry into one or more strategic partnerships, the adequacy of the Company’s working capital, investor relations and successful organizational growth.

Pursuant to the Werner Employment Agreement, Dr. Werner is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality obligations.

In the event of a termination of Dr. Werner's employment by the Company without “cause” or by Dr. Werner for

“good reason” (in each case, other than within twelve months following a “change in control”), Dr. Werner is entitled to receive: (i) an amount equal to twelve months of his base salary, paid out in equal installments over a six-month period; (ii) payment of any annual bonus accrued for the year prior to the year of termination (to the extent not already paid); (iii) payment of a pro-rated annual bonus (pro-rated based on the number of days Dr. Werner was employed during the year) for the year of termination based on actual performance through the end of the year and paid when bonuses are paid to other senior executives of the Company; (iv) reimbursement of his COBRA premiums for up to twelve months; and (v) full vesting of any outstanding, unvested equity awards granted to him by the Company. Dr. Werner’s outstanding vested stock options generally will remain exercisable no longer than six months following such a termination.

In the event of a termination of Dr. Werner’s employment by the Company without “cause” or by Dr. Werner for “good reason” (in each case, within twelve months following a “change in control”), Dr. Werner is entitled to receive: (i) an amount equal to eighteen months of his base salary, paid out in equal installments over a 12-month period; (ii) payment of any annual bonus accrued for the year prior to the year of termination (to the extent not already paid); (iii) an amount equal to his-then target annual bonus; (iv) payment of a pro-rated target annual bonus (pro-rated based on the number of days Dr. Werner was employed during the year) for the year of termination; (v) reimbursement of his COBRA premiums for up to eighteen months; and (vi) full vesting for any outstanding, unvested equity awards granted to him by the Company. Dr. Werner’s outstanding vested stock options generally will remain exercisable no longer than six months following such a termination.

The receipt of any termination benefits described above is subject to Dr. Werner’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Werner Employment Agreement.

In the event of Dr. Werner’s termination due to death or disability, Dr. Werner will receive full vesting for any outstanding, unvested equity awards granted to him by the Company.

The Werner Employment Agreement also provides for monthly severance payments in connection with any termination other than by the Company without "cause", by Dr. Werner for "good reason" or due to Dr. Werner’s death. Such severance payments are in an aggregate amount equal to one-half of Dr. Werner’s highest annual base salary during the two years preceding termination. Such severance payments will be paid over either (i) a six-month period in the event of a termination that does not occur within twelve months following a “change in control,” or (ii) a twelve-month period in the event the termination occurs within twelve months following a “change in control.”

Under the Werner Employment Agreement, “cause” means generally: the conviction of or plea of nolo contendere to a felony; the commission of fraud, misappropriation or embezzlement against any person; the theft or misappropriation of Company property; the breach of the Werner Employment Agreement by Dr. Werner (subject to a cure right); the willful or gross neglect by Dr. Werner of his duties (subject to a cure right); willful or gross misconduct in Dr. Werner’s performance of his duties (subject to a cure right); or the willful violation of any material Company policy (subject to a cure right).

“Good reason” means generally: a material diminution in authority, duties or responsibilities; a material diminution in base salary that persists for longer than twelve months; or a material breach of the Werner Employment Agreement by the Company. For good reason to apply, Dr. Werner must provide notice to the Company within 90 days of the initial existence of one of the above conditions; the Company must fail to cure such condition within 30 days; and Dr. Werner must terminate his employment within 180 days following the initial existence of the condition.

“Change in control” means generally: a merger or consolidation of the Company with another corporation (other than a transaction in which the voting securities outstanding prior to the transaction continue to represent more than 50% of the total voting power of the surviving entity after the transaction); the approval of a plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets; or a person or entity becomes the beneficial owner of securities of the Company representing 50% or more of the total voting power of the Company.

Joseph Frattaroli, C.P.A. Employment Agreement (“Frattaroli Employment Agreement”)

Mr. Frattaroli retired from his position as Chief Financial Officer effective March 31, 2024. Prior to his retirement, Mr. Frattaroli received an annual base salary of $410,000 (increased effective March 1, 2023 from $400,000) and was eligible to receive an annual performance cash bonus with a target amount equal to 40% of his annual base salary, which cash bonus was earned based on the achievement of performance goals established by the compensation committee of the Board of Directors in the first quarter of the year. The performance goals may have included a number of factors such as the successful progression of clinical trials, pre-clinical trials, and development, the successful submission of regulatory filings, the adequacy of the Company’s working capital, investor relations, financial reporting and operations, budgeting and successful organizational growth.

Pursuant to the Mr. Frattaroli’s employment agreement with the Company (the “Frattaroli Employment Agreement”), Mr. Frattaroli is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality obligations.

In the event of a termination of Mr. Frattaroli’s employment by the Company without “cause” or by Mr. Frattaroli for “good reason” other than in connection with a change in control, Mr. Frattaroli is entitled to receive: (i) severance payments equal to nine months of his base salary, paid out in equal installments in accordance with the Company’s normal payroll practices; (ii) payment of any annual bonus accrued for the year prior to termination (to the extent not already paid); (iii) payment of a pro-rated annual bonus (pro-rated based on the number of days Mr. Frattaroli was employed during the year) for the year of termination based on actual performance through the end of the year and paid when bonuses are paid other senior executives of the Company; and (iv) reimbursement for the difference between the cost of COBRA and Mr. Frattaroli’s contribution for health insurance for up to nine months following termination.

In the event of a termination of Mr. Frattaroli’s employment by the Company without “cause” or by Mr. Frattaroli for “good reason” within 12 months following a change in control, Mr. Frattaroli is entitled to receive: (i) severance payments equal to 12 months of his base salary, paid in a lump sum; (ii) payment of any annual bonus accrued for the year prior to termination (to the extent not already paid); (iii) payment of a pro-rated annual bonus (pro-rated based on the number of days Mr. Frattaroli was employed during the year) for the year of termination based on target; (iv) an amount equal to his-then target annual bonus; (v) reimbursement for the difference between the cost of COBRA and Mr. Frattaroli’s contribution for health insurance for up to 12 months following termination; and (vi) full vesting for any outstanding, unvested equity awards granted to him by the Company.

The receipt of any termination benefits described above is subject to Mr. Frattaroli’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Frattaroli Employment Agreement.

The Frattaroli Employment Agreement also provides for monthly severance payments in connection with any termination other than by the Company without “cause”, by Mr. Frattaroli for “good reason” or due to death. Such severance payments are in an aggregate amount equal to one-half of Mr. Frattaroli’s highest annual base salary during the two years preceding termination. Such severance payments will be paid over either (A) a nine-month period in the event of a termination that is not in connection with a change in control, or (B) a 12-month period in the event the termination occurs within 12 months following a change in control.

Under the Frattaroli Employment Agreement, “cause” means generally: the commission of an act of disloyalty, dishonesty, breach of trust, fraud, misconduct, bad faith, embezzlement, misappropriation of Company assets, or destruction of Company property; gross negligence in the performance of employment duties; refusal, failure or willful nonfeasance to perform employment duties; failure to comply with Company policy (subject to a cure right); conduct which is materially detrimental to the reputation, goodwill or business operation of the Company; the conviction for, or plea of nolo contendere, to a felony; or a breach of the Frattaroli Employment Agreement by Mr. Frattaroli (subject to a cure right).

“Good reason” and “change in control” under the Frattaroli Employment Agreement have the same meanings as those provided in the Werner Employment Agreement, as described above.

Garth Lees-Rolfe, Employment Agreement (“Lees-Rolfe Employment Agreement”)

On April 1, 2024, Mr. Lees-Rolfe entered into the Lees-Rolfe Employment Agreement with the Company pursuant to which Mr. Lees-Rolfe is entitled to:

• Receive a base salary at the rate of $345,000 per annum (the “CFO Base Salary”);

• Receive, at the sole discretion of the Company, a discretionary annual target bonus (an “Annual Bonus”) equal to 30% of the CFO Base Salary (the “Target Bonus”);

• Receive an initial stock option to purchase 90,000 shares of the Company’s common stock at an exercise price equal to $2.16 which was the fair market value of the common stock on the Effective Date, pursuant to the Company’s 2020 Equity Incentive Plan, which will vest in three equal installments on the first, second and third anniversaries of the Effective Date, subject to Mr. Lees-Rolfe’s continued employment through each such vesting date; and

• Participate in or receive any group benefits, including medical insurance, dental insurance, life insurance, and pension plans that the Company does or may provide to similarly situated employees, in each case subject to and on a basis consistent with the terms, conditions, and overall administration of such plans. Severance Benefits under the Lees-Rolfe Employment Agreement

The Lees-Rolfe Employment Agreement provides for certain severance benefits. Specifically, under the Lees-Rolfe Employment Agreement, if Mr. Lees-Rolfe’s employment is terminated (i) by the Company without Cause (as defined in the Lees-Rolfe Employment Agreement), and such termination does not occur within the twelve months following a Change in Control (as defined in the Lees-Rolfe Employment Agreement) (a “Non-CIC Termination”), (ii) by the Company without Cause or Mr. Lees-Rolfe’s resignation with Good Reason (as defined in the Lees-Rolfe Employment Agreement), and such termination occurs within the twelve months following a Change in Control (a “CIC Termination”), or (iii) as a result of his Resignation, death or Disability (each as defined in the Lees-Rolfe Employment Agreement), then he will be entitled to receive:

• Any unpaid portion of the CFO Base Salary, paid through the date of such termination;

• Reimbursement for any expenses for which Mr. Lees-Rolfe shall not have theretofore been reimbursed;

• Payment of the Annual Bonus accrued for the year prior to such termination (to the extent not already paid); and

• Payment of his Target Bonus for the year of such termination, pro-rated based on the number of days he was employed by the Company during the year of such termination, except that, in the event of a Non-CIC Termination, Mr. Lees-Rolfe shall receive this payment only to the extent Mr. Lees-Rolfe would have received such Target Bonus had he remain employed through the applicable payment date of such bonus;

In addition to the foregoing severance benefits, in the event of a Non-CIC Termination, Mr. Lees-Rolfe would also be eligible to receive (i) severance pay in the amount of nine months of the CFO Base Salary and (ii) reimbursement for the difference between the cost of COBRA and Mr. Lees-Rolfe’s contribution for health continuation coverage for nine months following such termination, or if sooner, until he becomes covered under similar plans. In the event of a CIC Termination, Mr. Lees-Rolfe would also be eligible to receive (i) severance pay in the aggregate amount of twelve months of the CFO Base Salary, paid in a lump sum, (ii) a one time payment of his then-current Target Bonus, (iii) full vesting with respect to his then outstanding, unvested equity awards and (iv) reimbursement for the difference between the cost of COBRA and Mr. Lees-Rolfe’s contribution for health continuation coverage for twelve months following such termination, or if sooner, until he becomes covered under similar plans. If Mr. Lees-Rolfe’s employment is terminated due to any reason other than a termination by the Company without Cause or a resignation by Mr. Lees-Rolfe with Good Reason within the twelve months following a Change in Control and the Company does not waive the non-competition restrictions provided for in the Lees-Rolfe Employment Agreement, Mr. Lees-Rolfe will also be entitled to receive an aggregate amount equal to 50% of his highest annualized base salary in the two years preceding such termination, paid out in equal installments over the nine months following such termination.

Conditions to Severance Benefits under the Lees-Rolfe Employment Agreement

Pursuant to the Lees-Rolfe Employment Agreement, Mr. Lees-Rolfe’s right to receive severance benefits following a Non-CIC Termination or a CIC Termination is conditioned upon his execution and delivery of a general release of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition, non-solicitation and confidentiality.

Equity Compensation

On March 1, 2023, we granted, under our 2020 Plan (as defined below), an option to purchase 35,000 shares of our common stock to Dr. Werner and an option to purchase 15,000 shares of our common stock to Mr. Frattaroli, both of which are subject to time-based vesting. One third of each such option award will vest and become exercisable on March 1, 2024, and the remaining portion will vest and become exercisable in 24 equal monthly installments thereafter (commencing with April 1, 2024), subject generally to the relevant named executive officer’s continued service through each vesting date.

Also, on March 1, 2023, we granted, under our 2020 Plan, an option to purchase 17,500 shares of our common stock to Dr. Werner and an option to purchase 7,500 shares of our common stock to Mr. Frattaroli, both of which are subject to performance-based vesting.

The performance based criteria for vesting may include a number of factors such as the successful progression of clinical trials, pre-clinical trials, and development, the successful submission of regulatory filings, the discovery and development of additional candidate molecules, the entering into of one or more strategic partnerships, the adequacy of the Company’s working capital, investor relations and successful organizational growth.

In connection with Mr. Frattaroli’s retirement on March 31, 2024, the compensation committee of our board of directors has authorized the extension of the exercise period for each of Mr. Frattaroli’s vested option awards subject to time-based vesting until the original expiration date of each of such option award.

Other Benefits

We maintain a Simple IRA retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the Simple IRA, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax basis through contributions to the Simple IRA plan. The Simple IRA plan authorizes employer safe harbor matching contributions equal to 3% of covered compensation for eligible employees. The Simple IRA plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement program, contributions to the Simple IRA plan and earnings on those contributions are not taxable to the employees until distributed from the Simple IRA plan.

Our named executive officers who are full time employees are eligible to participate in our medical and dental insurance plans, which are paid by the Company at 90% following the completion of the December 2020 initial public offering, with the remainder paid by the eligible employee. In addition, it is the Company’s practice to reimburse Dr. Werner $418.76 per month in respect of premiums that he pays on his life insurance policy. The Company also paid Dr. Werner $12,084 in 2023 for automobile expenses.

Pledging and Hedging Policies

Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: trading in call or put options involving our securities and other derivative securities, engaging in short sales of our securities, holding our securities in a margin account, all forms of hedging or monetizing our transactions, such as zero-cost collars and forward sale contracts, and pledging Company securities to secure margin or other loans.

Director Compensation

The following table presents the total compensation earned for services by each of our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Mr. Dennis Berman(2)	58,000	16,854	74,854
Dr. Roy Freeman(3)	49,000	16,854	65,854
Dr. Paul Grint(4)	64,000	16,854	80,854
Ms. Gisele Dion(5)	65,000	16,854	81,854

(1) The amounts disclosed represent the aggregate grant date fair value of the option award as calculated in accordance with FASB Accounting Standards Codification Topic 718, or ASC 718. The calculation of the grant date fair value of the option awards disclosed in this column includes a risk-free interest rate of 4.22%, expected volatility of 98.13%, expected term of 4 years and an expected dividend yield of 0%. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards.

(2) As of December 31, 2023, the aggregate number of shares of our common stock underlying the options granted to Mr. Berman was 40,106.

(3) As of December 31, 2023, the aggregate number of shares of our common stock underlying the options granted to Dr. Freeman was 40,106.

(4) As of December 31, 2023, the aggregate number of shares of our common stock underlying the options granted to Dr. Grint was 40,106.

(5) As of December 31, 2023, the aggregate number of shares of our common stock underlying the options granted to Ms. Dion was 16,667.

Our Board of Directors has approved the following compensation program for our non-employee directors, which became effective upon conclusion of the December 2020 initial public offering. Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below. Our Board of Directors may revise outside director compensation as it deems necessary or appropriate.

Cash Compensation

All non-employee directors are entitled to receive the following cash compensation for their services:

• $40,000 per year for service as a board member;

• $30,000 per year additionally for service as non-executive Chairperson of the Board;

• $20,000 per year additionally for service as chair of the audit committee;

• $10,000 per year additionally for service as member of the audit committee, increased from $5,000 per year, effective January 1, 2022 (excluding committee chair);

• $10,000 per year additionally for service as chair of the compensation committee;

• $5,000 per year additionally for service as member of the compensation committee (excluding committee chair);

• $8,000 per year additionally for service as chair of the corporate governance and nominating committee, increased from $5,000 per year, effective January 1, 2022; and

• $4,000 per year additionally for service as member of the corporate governance and nominating committee, increased from $3,000 per year, effective January 1, 2022 (excluding committee chair).

All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.

Equity Compensation

Each new non-employee director will be granted an initial option grant with respect to 10,000 shares of our common stock, with 50% of the grant vesting on each of the first two anniversaries of the date of grant. Commencing with fiscal 2023, each current non-employee director will be granted an annual option grant with respect to 6,667 shares of our common stock, with 100% of the grant vesting on the earlier of (i) the one year anniversary of the date of grant, and (ii) the day immediately prior to the next annual meeting of stockholders.

The Company intends to make annual equity grants to non-employee directors coincident with each annual meeting of stockholders. Accordingly, on June 30, 2023, each non-employee director received an annual option grant with respect to 6,667 shares of our common stock, with a grant date fair value of $16,854, which grant will vest one year after the grant date, subject to the grantee’s continued service through that date.

Scientific Advisory Board Compensation

With the exception of Drs. Ted and Valina Dawson, each member of our scientific advisory board earns $400-$600 per hour for his or her service as a member of our scientific advisory board, and, in January 2021, received a one-time option grant in respect of 1,907 shares of our common stock. Unlike other scientific advisory board members, we have ongoing pre-clinical research collaborations with Drs. Ted and Valina Dawson, and therefore, they each received an option grant in 2017 in respect of 21,854 shares of our common stock with a five-year vesting period and an exercise price of $13.86 per share. We also reimburse each member of our scientific advisory board for all reasonable and necessary expenses in connection with the performance of his or her services. Members of the scientific advisory board who are also our employees or directors receive no additional compensation for their service on the scientific advisory board.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarize the material terms and provisions of the securities that we may issue in connection with this offering. It may not contain all the information that is important to you. For the complete terms of our Common Stock, please refer to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and By-Laws.

Common Stock

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting rights. Except as otherwise required by law, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote in any election of directors. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented by proxy, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. All of our outstanding shares of Common Stock are fully paid and non-assessable.

The Common Stock is listed the Nasdaq Capital Market under the symbol “IKT.” The transfer agent and registrar for the Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Ave, Brooklyn, NY 11219.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the shares of our common stock beneficially owned as of the Record Date, by (i) each person, or group of affiliated persons, who is known to us to beneficially own 5% or more of the outstanding common stock, (ii) each of our named executive officers and current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have based our calculation of the percentage of beneficial ownership on 67,192,570 shares of our common stock outstanding as of November 11, 2024. We have deemed shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Inhibikase Therapeutics, Inc., 3350 Riverwood Parkway SE, Suite 1900, Atlanta, GA 30339. The information in the table below is based solely on a review of Schedules 13D and 13G as well as the Company’s knowledge of holdings with respect to its employees and directors.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers, Executive Officers and Directors
Milton H. Werner, Ph.D.(1)	964,785	1.4%
Garth Lees-Rolfe C.P.A.(2)	3,228	*
Dennis Berman(3)	40,106	*
Roy Freeman, M.D.(4)	40,106	*
Joseph Frattaroli, C.P.A.(5)	65,690	*
Roberto Bellini(6)	1,460,000	2.2%
Amit Munshi(7)	365,000	*
David Canner	—	—
Arvind Kush	145,000	*
All executive officers and directors as a group (nine persons)	3,083,915	4.59%

5% Stockholders
Commodore Capital Master LP(8)	6,807,507	9.99%
Fairmount Healthcare Fund II L.P.(9)	6,620,311	9.99%
Perceptive Life Sciences Master Fund, Ltd.(10)	6,799,944	9.99%
Soleus Capital(11)	7,228,908	9.99%
Sands Capital Life Sciences Pulse Fund II, L.P.(12)	10,950,000	16.30%
SP IKT Holdings LLC(13)	5,840,000	8.69%
Armistice Capital, LLC(14)	758,885	1.1%
ADAR1 Capital Management, LLC(15)	5,110,000	9.99%

* Represents beneficial ownership of less than one percent.

(1) Consists of (a) 889,242 shares held of record by Milton H. Werner, Ph.D. and (b) 75,543 shares underlying options exercisable within 60 days of the Record Date.

(2) Consists of 3,228 shares underlying options exercisable within 60 days of the Record Date.

(3) Consists of 40,106 shares underlying options exercisable within 60 days of the Record Date.

(4) Consists of 40,106 shares underlying options exercisable within 60 days of the Record Date.

(5) Consists of (a) 7,357 shares held of record by Flagship Consulting, Inc., an entity controlled by Mr. Frattaroli, (b) 658 shares held directly and (c) 57,675 underlying options exercisable within 60 days of the Record Date. Mr. Frattaroli retired from his position as our Chief Financial Officer effective March 31, 2024.

(6) Consists of shares owned directly by BSQUARED CAPITAL INC ("BSQ"). Mr. Bellini is a shareholder and officer of BSQ. Mr. Bellini expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein.

(7) Consists of shares held of record by the Amit Munshi Revocable Trust.

(8) Based on information set forth in a Schedule 13G, consists of: (x) 5,925,000 shares of common stock and (y) Pre-Funded Warrants to purchase up to 882,507 shares of common stock. Does not include (i) 5,290,799 shares of common stock underlying the Series A-1 Warrants, (ii) 9,729,389 shares of common stock underlying the Series B-1 Warrants, or (iv) 3,777,493 shares of common stock underlying the Pre-Funded Warrants, which, in the case of the Series Warrants, are not exercisable within 60 days of the Record Date, and, in the case of the Pre-Funded Warrants, is not currently exercisable due to a 9.99% beneficial ownership blocker. The securities are directly held by Commodore Capital Master LP. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these shares. The Series A-1 Warrants, Series B-1 Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Commodore Capital LP from exercising that portion of such warrants that would result in Commodore Capital LP and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(9) Based on information set forth in a Schedule 13G, consists of: (x) 6,125,000 shares of common stock and (y) Pre-Funded Warrants to purchase up to 495,311 shares of common stock. Does not include (i) 5,290,872 shares of common stock underlying the Series A-1 Warrants, (ii) 9,729,523 shares of common stock underlying the Series B-1 Warrants, or (iv) 3,964,689 shares of common stock underlying the Pre-Funded Warrants, which, in the case of the Series Warrants, are not exercisable within 60 days of the Record Date, and, in the case of the Pre-Funded Warrants, is not currently exercisable due to a 9.99% beneficial ownership blocker. The securities are directly held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”) Fairmount Funds Management LLC (“Fairmount”) serves as investment manager for Fairmount Fund II. Fairmount Fund II has delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II’s portfolio. Because Fairmount Fund II has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II disclaims beneficial ownership of the securities they hold. The general partner of Fairmount is Fairmount Funds Management GP LLC (“Fairmount GP”). As managing members of Fairmount GP, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II. Fairmount, Fairmount GP, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The Series A-1 Warrants, Series B-1 Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Fairmount from exercising that portion of such warrants that would result in Fairmount and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(10) Consists of: (x) 5,925,000 shares of common stock and (y) Pre-Funded Warrants to purchase up to 790,000 shares of common stock. Does not include (i) 3,357,211 shares of common stock underlying the Series A-1 Warrants or (ii) 6,173,664 shares of common stock underlying the Series B-1 Warrants, which are not exercisable within 60 days of the Record Date. The securities are directly held by Perceptive Life Sciences Master Fund, Ltd.. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman is the managing member of Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd.. Each of Perceptive Advisors LLC and Mr. Edelman expressly disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Series A-1 Warrants, Series B-1 Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Perceptive Advisors LLC from exercising that portion of such warrants that would result in Perceptive Advisors LLC and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Perceptive Life Sciences Master Fund, Ltd. is 51 Astor Place, 10th Floor, New York, NY 10003.

(11) Consists of (i) 6,325,000 shares of our common stock issued pursuant to the Purchase Agreement and (ii) 9,370,000 shares of our common stock issuable upon exercise of Pre-Funded Warrants. The Pre-Funded Warrants are subject to a 9.99% beneficial ownership limitation. Does not include (i) 7,844,080 shares of common stock underlying the Series A-1 Warrants or (ii) 14,424,684 shares of common stock underlying the Series B-1 Warrants, which are not exercisable within 60 days of the Record Date. 4,264,968 of such shares of our common stock and 6,318,221 shares of our common stock issuable upon exercise of Pre-Funded Warrants are directly held by Soleus Capital Master Fund, L.P. (“Soleus Master Fund”). 2,060,032 of such shares of our common stock and 3,051,779 shares of our common stock issuable upon exercise of Pre-Funded Warrants are directly held by Soleus Private Equity Fund III, L.P. (“Soleus PE Fund III”). Soleus Capital, LLC (“Soleus Capital”) is the sole general partner of Soleus Master Fund, Soleus Capital Group, LLC (“SCG”) is the sole managing member of Soleus Capital and Guy Levy is the sole managing member of SCG. Each of SCG, Soleus Capital and Mr. Levy disclaims beneficial ownership of the shares held by Soleus Master Fund, except to the extent of his or its pecuniary interest therein. Soleus Private Equity GP III, LLC is the sole general partner of Soleus PE Fund III, Soleus PE GP III, LLC is the sole manager of Soleus Private Equity GP III, LLC and Mr. Levy is the sole managing member of Soleus PE GP III, LLC. Each of Mr. Levy, Soleus PE GP III, LLC and Soleus Private Equity GP III, LLC disclaims beneficial ownership of the shares held by Soleus PE Fund III, except to the extent of his or its pecuniary interest therein. Soleus Capital Management, L.P. is the investment manager of each of Soleus Master Fund and Soleus PE Fund III and has been delegated voting and dispositive power over the shares held by such funds. Soleus GP, LLC is the general partner of Soleus Capital Management, L.P. and Guy Levy is the managing member of Soleus GP, LLC. Each of Soleus Capital Management, L.P. and Soleus GP, LLC disclaims beneficial ownership of the shares held by Soleus Master Fund and Soleus PE Fund III, except to the extent of its pecuniary interest therein. The Series A-1 Warrants, Series B-1 Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Soleus Capital from exercising that portion of such warrants that would result in Soleus Capital and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Mr. Levy and of each of the entities listed is c/o Soleus Capital Management, L.P., 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(12) Based on information set forth in a Schedule 13G, consists of: (x) 10,950,000 shares of common stock. Does not include (i) 5,475,000 shares of common stock underlying the Series A-1 Warrants or (ii) 10,068,120 shares of common stock underlying the Series B-1 Warrants, which are not exercisable within 60 days of the Record Date. The securities are directly held by Sands Capital Life Sciences Pulse Fund II, L.P. (“Sands Pulse Fund II”). Sands Capital Life Sciences Pulse Fund II-GP, L.P. (“Sands Pulse GP L.P.”) is the general partner of Sands Pulse Fund II. Sands Capital Life Sciences Pulse Fund II-GP, LLC (“Sands Pulse II GP L.P.” and, together with Sands Pulse GP L.P., the “Sands General Partners”) is the general partner of Sands Pulse GP L.P. Sands Capital Ventures, LLC (“SCV”) is the investment manager of Sands Pulse Fund II and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. Frank M. Sands holds ultimate voting and investment power over securities held by Sands Pulse Fund II, and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. Each of Mr. Sands, SCV, Sands Pulse GP L.P. and Sands Pulse GP LLC disclaim beneficial ownership of such securities except to the extent of their relative pecuniary interest therein. The Series A-1 Warrants and Series B-1 Warrants are subject to a beneficial ownership limitation of 19.99%, which such limitation restricts SCV from exercising that portion of such warrants that would result in SCV and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of all entities and the individual referenced in this footnote is 1000 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

(13) Based on information set forth in a Schedule 13G, consists of: (x) 5,840,000 shares of common stock. Does not include (i) 2,920,000 shares of common stock underlying the Series A-1 Warrants or (ii) 5,369,664 shares of common stock underlying the Series B-1 Warrants, which are not exercisable within 60 days of the Record Date. The securities are directly held by SP IKT Holdings LLC, a Delaware Limited Liability Company (the “SP IKT”), and may be deemed to be beneficially owned by: SP Soleus Holdings LLC (“Soleus Holdings”), as the sole member of SP IKT. Soleus Holdings is managed by a four-member board of managers, which currently includes Charles A. Davis, Stephen Friedman, David J. Wermuth and Christopher Timchak, each of whom may be deemed to beneficially own the securities held by SP IKT. Each of Messrs. Davis, Friedman, Wermuth and Timchak disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Series A-1 Warrants and Series B-1 Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Soleus Holdings from exercising that portion of such warrants that would result in Soleus Holdings and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of SP IKT Holdings LLC is c/o SP Soleus Holdings LLC, 20 Horseneck Ln. Greenwich, CT 06880.

(14) Based on information set forth in a Schedule 13G and based on shares outstanding prior to the issuance of shares in the
Offering, consists of 758,885 shares of common stock. Does not include (i) 3,344,904 shares of common stock underlying the Private Common Warrants, (ii) 1,417,000 shares of common stock underlying the Inducement Warrants, (iii) 1,229,484 shares of common stock underlying the Existing Warrants or (iv) 1,666,425 shares of common stock underlying the Pre-Funded Warrants, which are not exercisable within 60 days of the Record Date. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Private Common Warrants, Inducement Warrants, Pre-Funded Warrants and Existing Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts Armistice Capital from exercising that portion of such warrants that would result in Armistice Capital and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(15) Consists of 5,110,000 shares of our common stock issued pursuant to the Purchase Agreement. 4,093,155 of such shares are directly held by ADAR1 Partners, LP (“ADAR1 Partners”), 505,896 of such shares are directly held by Spearhead Insurance
Solutions IDF, LLC - Series ADAR1 (“Spearhead”) and 510,949 of such shares are directly held by ADAR1 SPV I, LP
(“ADAR1 SPV”). Does not include (i) 2,555,000 shares of common stock underlying the Series A-1 Warrants or (ii)
4,698,456 shares of common stock underlying the Series B-1 Warrants, which are not exercisable within 60 days of the
Record Date. ADAR1 Capital Management, LLC (“ADAR1 Capital Management”) acts as an investment adviser to, and manages investment and trading accounts of, ADAR1 Partners and ADAR1 SPV. ADAR1 Capital Management GP, LLC
(“ADAR1 General Partner”) acts as the general partner of ADAR1 Partners and ADAR1 SPV. ADAR1 Capital
Management and ADAR1 General Partner may be deemed to indirectly beneficially own the securities held by ADAR1
Partners and ADAR1 SPV. Daniel Schneeberger is the Manager of ADAR1 Capital Management and ADAR1 General
Partner. Mr. Schneeberger may be deemed to indirectly beneficially own securities held by ADAR1 Partners and ADAR1
SPV. ADAR1 Capital Management serves as sub-advisor to Spearhead and Mr. Schneeberger, as manager of ADAR1
Capital Management, may also be deemed to indirectly beneficially own the securities held by Spearhead. Ken Foley is the managing member of Spearhead and may be deemed to indirectly own the securities held by Spearhead. The Series A-1
Warrants and Series B-1 Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts
ADAR1 Capital Management from exercising that portion of such warrants that would result in ADAR1 Capital
Management and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation The address of each of ADAR1 Partners, ADAR1 SPV, ADAR1 Capital Management, ADAR1
General Partner and Mr. Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738 and the address of
Spearhead and Mr. Foley is 3828 Kennett Pike, Ste 202, Greenville, DE 19807.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as some brokers (or other nominees), household the Company’s proxy materials, which means that we or they deliver a single proxy statement or Notice, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker (or other nominee) or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you are receiving multiple copies of the proxy statement and wish for only one copy to be delivered to your household in the future, please notify (i) your broker (or other nominee) if your shares are held in a brokerage or similar account or (ii) the Company if you hold registered shares in your own name. We will promptly deliver a separate proxy statement to record stockholders upon written or oral request. You can notify us of your instructions by telephone at (678) 392-3419 or by sending a written request to:

INHIBIKASE THERAPEUTICS, INC.

3350 RIVERWOOD PARKWAY SE, SUITE 1900

ATLANTA, GEORGIA 30339

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Special Meeting other than those set forth above. If any other matters properly come before the Special Meeting, the person named in the enclosed proxy card will vote the shares represented by proxies as recommended by the Board of Directors. If the Board of Directors does not make a recommendation, then they will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2025 annual meeting of stockholders, the written proposal must be received by the Chief Financial Officer at the address below no earlier than February 10, 2025 and no later than March 12, 2025. In the event that the annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the proposal must be received no later than a reasonable time before the Company begins to print and mail its proxy materials. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to:

INHIBIKASE THERAPEUTICS, INC.

3350 RIVERWOOD PARKWAY SE, SUITE 1900

ATLANTA, GEORGIA 30339

For stockholders who wish to present a proposal or nomination before our 2025 annual meeting of stockholders, but do not intend to have their proposal included in the proxy statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the proxy statement. The Chief Financial Officer must receive written notice at the address above notice not earlier than February 10, 2025 and no later than March 12, 2025. However, if our 2025 annual meeting of stockholders is held more than 30 days before or more than 60 days after June 7, 2025, then the Chief Financial Officer must receive this notice not earlier than the close of business on the 120th day prior to the date of our 2025 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we make a public announcement of the date of the meeting. The notice of a proposed item of business must provide information as required in our Amended and Restated Bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

Effective September 1, 2022, Rule 14a-19 under the Exchange Act requires the use of a universal proxy card in contested director elections. Under this “universal proxy rule,” a stockholder intending to engage in a director election contest with respect to an annual meeting of stockholders must give the Company notice of its intent to solicit proxies by providing the name(s) of the stockholder’s nominee(s) and certain other information at least 60 calendar days prior to the anniversary of the previous year’s annual meeting date (except that, if the Company did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company).

The notice of a proposed director nomination must provide information and documentation as required in our Amended and Restated Bylaws which, in general, require that the notice of a director nomination include the information about the nominee that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders; and any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be). A copy of the Amended and Restated Bylaw requirements will be provided upon request to the Company at the address above.

ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and any financial statement schedules required to be filed in accordance with SEC rules, will be sent without charge to any stockholder of the Company requesting it in writing from: Inhibikase Therapeutics, Inc., 3350 Riverwood Parkway SE, Suite 1900, Atlanta, Georgia 30339, Attention: Milton H. Werner, Ph.D. We also make available, free of charge on our website, all of our filings that are publicly filed on the SEC’s EDGAR website, including Forms 10-K, 10-Q and 8-K, at https://www.inhibikase.com/.

By Order of the Board of Directors

/s/ Milton H. Werner
Milton H. Werner, Ph.D. President and Chief Executive Officer

Atlanta, Georgia

November 18, 2024

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INHIBIKASE THERAPEUTICS, INC.

Inhibikase Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

First: Article IV of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation is hereby amended by deleting Section 1 and replacing it with the following paragraph:

Section 1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares are Common Stock, $0.001 par value, and ten million (10,000,000) shares are Preferred Stock, $0.001 par value.

INHIBIKASE THERAPEUTICS, INC.

By:

Name: Milton H. Werner, Ph.D.
Title: President and Chief Executive Officer

Appendix B

AMENDMENT TO THE
INHIBIKASE THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN.

The Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended, effective as of the date of adoption of this Amendment by the Board of Directors of Inhibikase Therapeutics, Inc. (the “Company”), but subject to approval by the Company’s stockholders in accordance with Section 11 of the Plan:

1.
Section 3(a) of the Plan is amended and restated in its entirety as follows:

(a) Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum aggregate number of Shares that may be issued in respect of Awards under the Plan is 31,417,517 (the “Plan Limit”). Subject to adjustment as provided in Section 3(c) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 31,417,517. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

(i) If any award granted under the Inhibikase Therapeutics, Inc. 2011 Equity Incentive Plan, as amended (the “2011 Plan”) expires, terminates, is canceled or is forfeited for any reason after the Effective Date, the Shares subject to that award will be added to the Plan Limit and become available for issuance hereunder.

(ii) The maximum total grant date fair value of Awards (as measured by the Company for financial accounting purposes) granted to any Participant in his or her capacity as a Non-Employee Director in any single calendar year shall not exceed $250,000.

*       *       *

Except as amended hereby, the terms and conditions of the Plan shall otherwise continue in full force and effect.

INHIBIKASE THERAPEUTICS, INC.

By:

Name: Milton H. Werner, Ph.D.
Title: President and Chief Executive Officer

Appendix C

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INHIBIKASE THERAPEUTICS, INC.

Inhibikase Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: Article XII of the Certificate of Incorporation of the Corporation is hereby amended and replaced in its entirety to read as follows:

“The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 2 and Section 3 of Article IV, Section 1 and Section 2 of Article V, Article VI, Section 5 of Article VII, Article VIII, Article XI or Article XII of this Amended and Restated Certificate of Incorporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and Chief Executive Officer on .

INHIBIKASE THERAPEUTICS, INC.

By:

Name: Milton H. Werner, Ph.D.
Title: President and Chief Executive Officer

Appendix D

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INHIBIKASE THERAPEUTICS, INC.

Inhibikase Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

First: Article IV of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation is hereby amended by deleting Section 1 and replacing it with the following paragraph:

Section 1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares are Common Stock, $0.001 par value, and ten million (10,000,000) shares are Preferred Stock, $0.001 par value.

Second: Article XII of the Certificate of Incorporation of the Corporation is hereby amended and replaced in its entirety to read as follows:

“The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 2 and Section 3 of Article IV, Section 1 and Section 2 of Article V, Article VI, Section 5 of Article VII, Article VIII, Article XI or Article XII of this Amended and Restated Certificate of Incorporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and Chief Executive Officer on .

INHIBIKASE THERAPEUTICS, INC.

By:

Name: Milton H. Werner, Ph.D.
Title: President and Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF

INHIBIKASE THERAPEUTICS, INC.

January 3, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/27379/special

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030303030000001000 5 010325

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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